EXHIBIT 99.2

FINANCIAL STATEMENTS

Norian Business

Three Month Period Ended March 31, 2011 and 2010 (unaudited)

and Year Ended December 31, 2010

With Report of Independent Auditors

Norian Business

Financial Statements

Three Month Period Ended March 31, 2011 and 2010 (unaudited) and

Year Ended December 31, 2010

Report of Independent Auditors

The Board of Directors of Synthes, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by Kensey Nash Corporation, pursuant to an Asset Purchase Agreement (“APA”) dated May 24, 2011, of the Norian Corporation, a wholly owned subsidiary of Synthes, Inc., as of December 31, 2010, and the related statement of net revenues and direct costs and operating expenses for the year then ended. The assets acquired and liabilities assumed pursuant to the APA are referred to as the “Norian Business.” These statements are the responsibility of the Norian Corporation’s management. Our responsibility is to express an opinion on the statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Norian Corporation’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Norian Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to the Form 8-K as described in Note 1, and are not intended to be a complete presentation of the financial position or the results of operations of Norian Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed of the Norian Business as of December 31, 2010, and the statement of net revenues and direct costs and operating expenses for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

August 5, 2011

Philadelphia, Pennsylvania

Norian Business

Statements of Assets Acquired and Liabilities Assumed

	March 31	December 31
	2011	2010
	(Unaudited)
Assets acquired
Inventories	$5,626,835	$4,738,917
Property, plant and equipment	9,499,182	9,700,494

Total assets acquired	$15,126,017	$14,439,411

Liabilities assumed
Accrued expenses	$123,885	$341,928

Total liabilities assumed	123,885	341,928

Net assets acquired	$15,002,132	$14,097,483

    The accompanying notes are an integral part of these financial statements.

Norian Business

Statements of Net Revenues and Direct Costs and Operating Expenses

	Three Month Period Ended		Year Ended
	March 31		December 31, 2010
	2011	2010
	(Unaudited)

Net revenues
Product sales	$3,935,710	$5,152,795	$ 20,535,329
Royalty revenue	145,632	375,047	1,223,154

Total net revenues	$4,081,342	$5,527,842	$ 21,758,483

Direct costs and operating expenses
Cost of goods sold	$2,579,900	$2,955,324	$ 13,174,381
Product development expense	303,484	335,079	1,235,674

Total direct costs and operating expenses	$2,883,384	$3,290,403	$ 14,410,055

Net revenues less direct costs and operating expenses	$1,197,958	$2,237,439	$ 7,348,428

The accompanying notes are an integral part of these financial statements.

Norian Business

Notes to Financial Statements

Three Month Period Ended March 31, 2011 and 2010 (unaudited) and

Year Ended December 31, 2010

1. Organization and Significant Accounting Policies

Description of the Business and Basis of Presentation

Norian Corporation, a wholly owned subsidiary of Synthes, Inc. (“Synthes”) is engaged in the development, manufacturing, and marketing of bone repair cement, a proprietary cancellous bone replacement material designed for use in structurally compromised cancellous bone. Additionally, Norian Corporation also manufactures and sells related delivery systems including mixers, delivery devices and needles. All product sales are to distributors owned by Synthes.

Pursuant to an asset purchase agreement (the “APA”) dated as of May 24, 2011 between Norian Corporation and Kensey Nash Corporation (“the Acquirer”), the Acquirer purchased operating assets related to the product lines of the Norian Corporation including patents and trademarks, inventories, and property, plant and equipment and assumed certain select accrued liabilities of Norian Corporation in return for approximately $26 million in cash minus accrued vacation and bonus liabilities. Hereinafter, the assets, liabilities and related business sold under the APA are referred to as the “Norian Business.” Simultaneously with the APA, the Acquirer also entered into a ten-year supply agreement (“Supply Agreement”) with Synthes USA Sales, LLC, a wholly owned subsidiary of Synthes. The Acquirer has agreed to sell existing Norian Corporation products exclusively to Synthes under the terms set forth in the Supply Agreement. The Acquirer also entered into a ten-year lease agreement (“Lease Agreement”) on May 24, 2011 with Synthes USA HQ, Inc., a wholly owned subsidiary of Synthes, under which the Acquirer will lease the entire Norian Corporation building located in West Chester, PA to Synthes USA HQ, Inc. Synthes USA HQ, Inc. will in turn sub-lease a portion of the building to the Acquirer for use in connection with the Norian Business over eighteen months.

Norian Business

Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

The accompanying financial statements of the Norian Business were prepared for the purpose of providing the Acquirer historical information to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to a Form 8-K (“Form 8-K/A”) to be filed by the Acquirer. These statements are derived from Norian Corporation’s historical accounting records, which are in accordance with accounting principles generally accepted in the United States. The Norian Business financial statements are not intended to be a complete presentation of Norian Corporation and are not necessarily indicative of the financial position, results of operations and cash flows that would have been achieved if the Norian Business had operated as a separate, stand-alone business.

Throughout the periods presented herein, the Norian Business was controlled by Synthes. The Statements of Net Revenues and Direct Costs and Operating Expenses reflect only those sales and revenues directly attributable to the Norian Business. The direct costs and operating expenses of the Norian Business presented in these statements include cost of goods sold related to the Norian Business’ sales and product development expenses incurred by Synthes that is directly attributed to products included in the Norian Business. The product development expense is allocated from Synthes based on estimates of the employee time spent in product development for products included in the Norian Business and external costs incurred related to products in the Norian Business. Norian Corporation’s management considers these allocations to be a reasonable reflection of the utilization of goods and the services provided. Corporate overhead, other than product development expense, including items such as human resources, legal services and settlements, compliance, finance, tax and treasury functions that are managed by Synthes have not been allocated to the Norian Business in these financial statements. Additionally, depreciation expense of assets not acquired, interest expense and income taxes have also been excluded from the financial statements.

The preparation of complete statements of cash flows and statements of stockholder’s equity was not practicable because of the integration of the Norian Business into the total operations of Synthes prior to the divestiture of the Norian Business. The following selected cash flow information has been prepared from cash flows related solely to cash flows used in or provided by changes in the specific assets and liabilities comprising the Norian Business.

Norian Business

Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Selected Cash Flows:

	Three month period ended March 31		Year ended December 31,

	2011	2010	2010

	(unaudited)
Net revenues less direct costs and operating expenses	$1,197,958	$2,237,439	$7,348,428

Change in inventories	(887,918)	(338,742)	207,905
Change in accrued liabilities	(218,044)	(179,486)	(46,304)

Selected operating cash flows	91,996	1,719,211	7,510,029

Purchases of property, plant and equipment	(73,702)	(14,340)	(291,286)

Selected investing cash flows	(73,702)	(14,340)	(291,286)

Net selected cash flows	$18,294	$1,704,871	$7,218,743

The accompanying unaudited statements of assets acquired and liabilities assumed as of March 31, 2011 and the unaudited statements of net revenues and direct costs and operating expenses for the three month period ended March 31, 2011 and 2010 of the Norian Business have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and the instructions to Article 10 of Regulation S-X. In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist of those of a normal recurring nature. The excess of net revenues less direct costs and operating expenses are not necessarily indicative of the operating results that may be expected in future periods.

Norian Business

Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Use of Estimates

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Inventories

Inventories consist principally of raw materials, components and work in process and are stated at the lower of cost or market, using the first-in, first-out method. The Norian Business maintains provisions for excess and obsolete inventory. Management estimates these provisions based on historical experience and expected future results.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful life of the asset. The estimated useful lives are as follows:

Building and building improvements	7 – 30 years
Furniture and fixtures	5 – 8 years
Machinery and equipment	3 – 7 years

Norian Business

Notes to Financial Statements (continued)

1. Organization and Significant Accounting Policies (continued)

Revenue Recognition

Product sales are recognized on products when the related goods have been shipped, title has passed to a distributor owned by Synthes, and there are no undelivered elements or uncertainties. All of the product sales are generated from sales to distributors owned by Synthes.

Royalty revenue is generated from license agreements with unrelated third parties and recognized when earned.

Cost of Goods Sold

Cost of goods sold consists primarily of product and product-related costs, vendor consideration, freight and handling costs.

Product Development Expense

Product development costs are charged to operations when incurred and are included in direct costs and operating expenses. Product development costs consist of the cost of personnel, material, depreciation and related overhead costs to develop and launch new products.

Norian Business

Notes to Financial Statements (continued)

2. Inventories

Inventories are summarized as follows:

	March 31, 2011
	(unaudited)	December 31, 2010
Raw material, components and work in process	$6,269,529	$5,143,795
Less provision for excess and obsolescence	(642,694)	(404,878)

	$5,626,835	$4,738,917

3. Property, Plant and Equipment

Details of property, plant and equipment are as follows:

	March 31, 2011
	(unaudited)	December 31, 2010
Building and building improvements	$11,563,481	$11,517,407
Furniture and fixtures	504,516	504,516
Machinery and equipment	4,480,224	4,459,766

	16,548,221	16,481,689

Accumulated depreciation and amortization	(7,049,039)	(6,781,195)

	$9,499,182	$9,700,494

Norian Business

Notes to Financial Statements (continued)

4. Commitments and Contingencies

Norian Corporation has been and the Norian Business may continue to be subject to claims that arise from time to time in the ordinary course of business, including those involving product liability, intellectual property, commercial, employment, real estate, environmental, and antitrust matters. Also, governments and regulatory authorities have been stepping up their compliance and law enforcement activities in recent years in key areas, including food and drug regulation, sales and marketing practices, corruption, environmental, and antitrust matters. Norian Corporation has been and the Norian Business may continue to be, subject, from time to time, to governmental information requests and audits by regulatory authorities.

The United States Attorney’s Office for the Eastern District of Pennsylvania filed an indictment against Synthes, Norian Corporation, and four individuals who were executives of Synthes during the period in question, charging them with violations of the U.S. Food, Drug and Cosmetic Act (“the Act”) in connection with certain marketing and promotional practices involving Norian Corporation products during the period from May 2002 to July 2004. In October 2010, Synthes and Norian Corporation entered into agreements (“Agreements”) with the U.S. Department of Justice and the Office of Inspector General of the Department of Health and Human Services (“OIG”) to resolve the investigation, subject to court approval. Under the Agreements, Synthes agreed to pay $808,000 in settlement, fines and forfeiture payments for a single misdemeanor violation of the Act, and also agreed to divest the Norian Business. Norian Corporation agreed to pay fines and forfeitures of approximately $23.5 million for one felony and numerous misdemeanor violations of the Act. In addition, Synthes entered into a Corporate Integrity Agreement (“CIA”) with the OIG. On November 30, 2010, the United States District Court for the Eastern District of Pennsylvania accepted the pleas by Synthes and Norian Corporation referenced in the Agreements, and the Agreements became effective. All amounts due under the Agreements have been paid. The accompanying financial statements do not include the cost of this settlement or the legal and compliance costs incurred related to this matter. The Acquirer will not assume liabilities under the CIA or other liabilities incurred before or after the acquisition of the Norian Business related to the United States Attorney’s Office for the Eastern District of Pennsylvania indictment against Synthes.

5. Subsequent Events

Pursuant to the APA mentioned heretofore and dated as of May 24, 2011 between Norian Corporation and the Acquirer, the Acquirer purchased operating assets related to the product lines of the Norian Corporation including patents and trademarks, inventories, and property, plant and equipment and assumed certain select accrued liabilities of Norian Corporation in return for approximately $26 million in cash minus accrued vacation and bonus liabilities.

The Norian Business has evaluated subsequent events through August 5, 2011, the filing date of these financial statements.